As filed with the Securities and Exchange Commission on August 14, 2026.	File No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELUTIA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-4790334
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, MD 20878

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Elutia Inc. Amended and Restated 2020 Incentive Award Plan

(Full Title of the Plan)

C. Randal Mills President and Chief Executive Officer Elutia Inc. 20 Firstfield Road Gaithersburg, MD 20878 (240) 247-1170	Copies to: Isabelle A. Dinerman, Esq. Michael Cochran, Esq. Kilpatrick Townsend & Stockton LLP 1100 Peachtree St NE, Suite 2800 Atlanta, GA 30309 (404) 815-6500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Elutia Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), to register (i) an additional 3,000,000 shares of the Registrant’s Class A common stock, par value $0.001 per share (“Common Stock”), under the Registrant’s Amended and Restated 2020 Incentive Award Plan (as amended and restated, the “Amended 2020 Plan”) that became reserved and available for issuance following approval by the Registrant’s stockholders of the First Amendment to the Amended 2020 Plan on June 11, 2026, (ii) 1,408,426 shares of Common Stock under the Amended 2020 Plan that became reserved and available for issuance on January 1, 2025, pursuant to the Amended 2020 Plan’s “evergreen” provisions, and (iii) 1,711,394 shares of Common Stock under the Amended 2020 Plan that became reserved and available for issuance on January 1, 2026, pursuant to the Amended 2020 Plan’s “evergreen” provisions.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-276693) on January 25, 2024 and a Registration Statement on Form S-8 (File No. 333-249391) on October 8, 2020, with respect to the shares of Common Stock previously reserved for issuance under the Amended 2020 Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statements relating to the Amended 2020 Plan are incorporated by reference in this Registration Statement, to the extent not replaced hereby.

ITEM 8.	EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
4.1a	Restated Certificate of Incorporation of Elutia Inc. (incorporated by reference to Exhibit 3.1a to the Registrant’s Current Report on Form 8-K filed on October 13, 2020).

4.1b	Certificate of Amendment to the Restated Certificate of Incorporation of Elutia Inc. (incorporated by reference to Exhibit 3.1b to the Registrant’s Current Report on Form 8-K filed on September 7, 2023).

4.2	Amended and Restated Bylaws of Elutia Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 13, 2020).

4.3	Specimen stock certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248788) filed on September 14, 2020).

5.1	Opinion of Kilpatrick Townsend & Stockton LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages to this Registration Statement).

99.1	Elutia Inc. Amended and Restated 2020 Incentive Award Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on April 27, 2023).

99.2	First Amendment to Elutia Inc. Amended and Restated 2020 Incentive Award Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on April 22, 2026).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 14, 2026.

ELUTIA INC.

By:	/s/ C. Randal Mills, Ph.D.
C. Randal Mills, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints C. Randal Mills, Ph.D., Matthew Ferguson or Jeffrey Hamet, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this Registration Statement and any other Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ C. Randal Mills, Ph.D.	President, Chief Executive Officer and Director	August 14, 2026
C. Randal Mills, Ph.D.	(principal executive officer)

/s/ Matthew Ferguson	Chief Financial Officer	August 14, 2026
Matthew Ferguson	(principal financial officer and principal accounting officer)

/s/ Kevin Rakin	Chairman of the Board of Directors	August 14, 2026
Kevin Rakin

/s/ David Colpman	Director	August 14, 2026
David Colpman

/s/ Brigid A. Makes	Director	August 14, 2026
Brigid A. Makes

/s/ Guido Neels	Director	August 14, 2026
Guido Neels

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